Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

Omnicare	news release

CONTACT:
Cheryl D. Hodges
(859) 392-3331

OMNICARE REPORTS FIRST QUARTER 2006 RESULTS

 - Strong Growth in Sales and Adjusted Earnings -
- Solid Cash Flow from Operations -
- Adjusted Earnings in Line with Expectations -

COVINGTON, Ky., April 27, 2006 – Omnicare, Inc. (NYSE:OCR), the nation’s leading provider of pharmaceutical care for the elderly, today reported financial results for its first quarter ended March 31, 2006.

Financial results for the quarter ended March 31, 2006, as compared with the same prior-year period, including restructuring and related charges, other special items and the accounting change described below, were as follows:

•	Earnings per diluted share were 63 cents versus 54 cents
•	Net income was $77.2 million as compared with $58.0 million
•	Sales reached $1,658.6 million as compared with $1,096.1 million

Results for both the first quarter of 2006 and 2005 include special items (described later herein) of $13.8 million pretax and $1.2 million pretax, respectively. In addition, the diluted earnings per share for both periods reflect the Company’s fourth quarter 2004 adoption of Emerging Issues Task Force Issue No. 04-8 (EITF No. 04-8) related to the calculation of diluted earnings per share for contingently convertible securities. Adjusting for these special items and the accounting change, results for the quarter ended March 31, 2006 and 2005, respectively, were as follows:

•	Adjusted earnings per diluted share were 70 cents versus 57 cents
•	Adjusted net income was $86.1 million as compared with $58.8 million
•	Sales reached $1,658.6 million as compared with $1,096.1 million

Included in the results for the first quarter of 2006 (including the adjusted results) are expenses totaling approximately $9.8 million pretax, or 5 cents per diluted share, comprising temporary labor, administrative and operating costs incurred in connection with the implementation of the new Medicare Part D drug benefit, which went into effect on January 1, 2006. Also included in the results for the 2006 quarter is $2.9 million pretax, or approximately 1.5 cents per diluted share, in expense related to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R), effective January 1, 2006.

Commenting on the results for the quarter, Joel F. Gemunder, Omnicare’s president and chief executive officer, said “The Medicare Part D drug benefit, which took effect on January 1, 2006, is perhaps the most sweeping change in Medicare since its inception, and the most significant change in payor source or reimbursement system in the history of the long-term care pharmacy industry. Given the challenges that naturally arise in a shift to a new program of this magnitude, we are indeed gratified by Omnicare’s consistently strong operating and financial performance. This performance is a testament to the high level of preparedness we achieved as an organization and the considerable resources we were able to marshall and apply in dealing with the many administrative, payment and other issues brought about by the transition to Medicare Part D. This allowed us not only to make progress in the implementation of Medicare Part D, but also in our ongoing programs to enhance productivity and reduce costs as well as the integration of last year’s major acquisitions.”

Financial Position

Cash flow from operations for the quarter ended March 31, 2006 was $82.8 million versus $65.1 million in the comparable prior-year quarter. Cash flow for the 2006 quarter was favorably impacted by the return of a deposit of approximately $38.3 million from one of the Company’s drug wholesalers.

“We were pleased with the strength of our cash flow in the first quarter particularly given the administrative and payment issues surrounding the implementation of Medicare Part D,” said Gemunder. “While we have been required to carry receivables for numerous unbillable and rejected claims during the first quarter, these solid results reflect the resources and effort expended in resolving these issues as expeditiously as possible.”

Gemunder also noted that at March 31, 2006, the Company had $327.7 million in cash on its balance sheet and total debt to total capital was 50.1%, down approximately 120 basis points from December 31, 2005.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the first quarter 2006 including the special items discussed below, was $192.4 million versus $125.8 million in the first quarter of 2005. Excluding the special items, adjusted EBITDA in the first quarter of 2006 was $206.2 million as compared with $127.1 million in the 2005 first quarter.

To facilitate comparisons and to enhance understanding of core operating performance, the discussion that follows includes financial measures that are adjusted from the comparable amount under Generally Accepted Accounting Principles (GAAP) to exclude the impact of the special items described elsewhere herein. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company’s Web site at www.omnicare.com. It should also be noted that the results of the NeighborCare, excelleRx and RxCrossroads acquisitions are included from the dates such acquisitions closed (July 28, 2005, August 12, 2005 and August 15, 2005, respectively). All three acquisitions are included in the Pharmacy Services Business segment.

Pharmacy Services Business

Omnicare’s pharmacy services business generated revenues of $1,616.6 million for the first quarter of 2006, approximately 54% higher than the $1,050.1 million reported in the comparable prior-year quarter. Adjusted operating profit in this business also grew 57% to $196.1 million in the 2006 first quarter as compared with the $124.9 million earned in the same 2005 quarter. At March 31, 2006, Omnicare served long-term care facilities and other chronic care settings comprising approximately 1,437,000 beds versus approximately 1,090,000 at March 31, 2005, an increase of approximately 32%. The first quarter bed count was impacted when a prime contractor did not renew an agreement to provide services to an 18,000 bed prison system to which Omnicare was subcontracted to provide pharmacy services; revenues and profits from this arrangement were negligible.

“The strong growth in our pharmacy services business is attributable in large measure to the acquisitions of NeighborCare, excelleRx and RxCrossroads, all of which were completed in the third quarter of 2005,” said Gemunder. “We are pleased with the current contribution of these businesses; all are performing in line with our expectations.

“During the quarter, our pharmacy services sales benefited from the contribution of clinical and other services, increased acuity, a favorable payor mix shift, as well as drug price inflation and market penetration of newer branded drugs, offset in part by the increasing use of generic drugs, competitive pricing and prior-year Medicaid reimbursement reductions.”

“We also continued to make progress in the ongoing integration of the NeighborCare acquisition. Plans to achieve cost savings from the leveraging of drug purchases as well as consolidation of operations remain on track. During the first quarter of 2006, these savings were partially offset by the aforementioned temporary labor, administrative and operating costs associated with the implementation of Medicare Part D. We expect, however, to bring down these temporary expenses as the implementation phase of Medicare Part D moves closer to completion,” he added.

CRO Business

The Company’s CRO business, including Omnicare Clinical Research and Clinimetrics Research Associates, generated revenues of $42.0 million on a GAAP basis for the first quarter of 2006 as compared with the $46.0 million in revenues generated in the same prior-year quarter. Included in the 2006 and 2005 periods were reimbursable out-of-

pocket expenses totaling $6.2 million and $7.3 million, respectively. Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $35.9 million for the 2006 first quarter as compared with $38.8 million for the same prior-year period. Adjusted operating profit for the 2006 first quarter totaled approximately $1.5 million versus $2.6 million in the same prior-year period. Backlog at March 31, 2006 was $277.8 million.

“Revenue growth in the quarter for our CRO businesses was hampered somewhat by client delays in the commencement of certain projects. Nonetheless, solid new business awards late in 2005 and in the first quarter of 2006 resulted in a sequential as well as year-over-year increase in overall backlog,” said Gemunder. “This, coupled with tight control over certain fixed and variable costs, should result in improved performance as the year progresses.”

Special Items

As noted above, the results for the first quarter of 2006 include certain special items totaling $13.8 million pretax ($8.8 million aftertax, or approximately 7 cents per diluted share). Included in this amount is a charge of $7.7 million pretax for restructuring and other related costs associated primarily with the NeighborCare consolidation plan and other productivity initiatives, as well as a charge of $6.1 million pretax, associated with retention payments for certain NeighborCare employees as required under the acquisition agreement.

The 2005 first quarter includes a special charge of $1.2 million pretax ($0.8 million aftertax, or 1 cent per diluted share) for professional fees and expenses associated with the Company’s exchange offer for its 4.00% junior subordinated convertible debentures due 2033 underlying the Trust Preferred Income Equity Redeemable Securities (Trust PIERS) completed on March 8, 2005.

Omnicare Outlook

“Clearly, the focus of the first quarter was squarely on the implementation of Medicare Part D. Since January 1, 2006, more than 40% of Omnicare’s revenue has shifted to the Part D program,” said Gemunder. “Thanks to the extensive preparation prior to January 1 and the substantial resources and effort applied over the first several months of this program, we have been able to deal with the numerous administrative and payment issues arising from the introduction of this major new program – albeit at a cost - and today we are becoming more efficient at handling and resolving these issues.”

Under the new Medicare Part D benefit, Prescription Drug Plans, or PDPs, sponsored by commercial insurers or other risk-bearing entities approved by the Centers for Medicare and Medicaid Services (CMS), are providing a drug benefit to Medicare-eligible beneficiaries, including those dually eligible under Medicaid, which includes many residents of the skilled nursing facilities served by Omnicare.

“While the administration of the Medicare Part D benefit is not yet perfect, today the majority of claims are being processed. Of course, the system is still evolving; many issues remain and new issues will undoubtedly arise. We believe, however, that we, the PDPs and CMS have made substantial progress along the learning curve toward a smoother operating system. Four months into this new program, we continue to believe that the transition is proceeding as expected for a new program of this magnitude and that, long-term, the move to Medicare Part D presents Omnicare with opportunity to add value for CMS, the PDPs, our client facilities and importantly, the residents we serve.

“The fundamentals supporting growth in the institutional pharmacy industry remain unchanged. Demographics aside, it is widely recognized that pharmaceuticals represent the most cost-effective means of treating the chronic illnesses of the elderly, as substantiated by the introduction of a major new drug benefit under Medicare. We, therefore, continue to see numerous opportunities to leverage our assets and skill sets to grow our institutional pharmacy business,” added Gemunder.

“As always, we will continue to address competitive pricing and reimbursement issues related to our business as well as that of our customers by broadening our business and through productivity enhancement and cost reduction. Then, too, we are moving toward completion of the integration of NeighborCare into our existing operations. Moreover, we remain enthusiastic about the expanded growth platform provided by excelleRx and RxCrossroads.

“Omnicare’s revenue and earnings growth outlook remains positive given our strong underlying fundamentals and our proven growth strategy – one that has allowed us to provide shareholder value in many types of industry conditions. With this, and our demonstrated ability to maintain financial strength and flexibility, we see numerous opportunities for growth in the year to come.”

Webcast Today

Omnicare will hold a conference call to discuss first quarter results Thursday, April 27, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare’s Web site at www.omnicare.com by clicking on “Investors” and then on “Conference Calls,” and will be accessible by telephone at the following numbers:

Calling from the United States or Canada: 888-634-8522
Calling from other countries: 706-634-6522
Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities and other chronic care settings comprising approximately

1,437,000 beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare’s pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals. Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 30 countries worldwide. For more information, visit the company’s Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of management’s views and assumptions regarding business performance as of the time the statements are made, and management does not undertake any obligation to update these statements. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Forward-looking statements in this report include, but are not limited to, the following: expectations concerning the Company’s financial performance, results of operations, sales, earnings or business outlook; expectations regarding acquisitions; trends in the long-term healthcare and contract research industries generally; the impact of the NeighborCare, excelleRx and RxCrossroads acquisitions and the continued successful integration of acquired companies; expectations concerning continued relative stability in the operating environment in the long-term care industry; volatility in the CRO business; anticipated business performance of the CRO; trends in healthcare funding issues, including, but not limited to, state Medicaid budgets, enrollee eligibility, escalating drug prices due to higher utilization among seniors and the aging of the population; expectations concerning increasing Medicare admissions and improving occupancy rates; the introduction of more expensive medications and the increasing use of generic medications; the impact of any changes in healthcare policy relating to the future funding of the Medicaid and Medicare programs; the cost-effectiveness of pharmaceuticals in treating chronic illnesses for the elderly; the impact of the Medicare drug benefit, its implementing regulations and CMS subregulatory policies; the ability of the Company to deal with administrative, payment and other issues brought about by the transition to the Medicare Part D drug benefit, including collection of outstanding receivables for unbillable or rejected claims and the ability of the Company to reduce expenses for labor, administrative and operating costs associated with the implementation of Medicare Part D; the effect of any changes and considerations in long-term healthcare funding policies for Medicare and Medicaid programs; the ability of the Company to utilize its expertise in geriatric pharmaceutical care and pharmaceutical cost management and its database on drug utilization and outcomes in the elderly to meet the anticipated challenges of the healthcare environment and the implementation of the Medicare drug benefit; the effectiveness of the Company’s growth strategy in allowing the Company to maximize cash flow, maintain a strong financial position, enhance the efficiency of its operations and continue to develop the Company’s franchise in the geriatric pharmaceutical market; the ability of expansion in the Company’s core business to provide the Company greater ability to leverage its clinical services and information business, thereby enhancing cost advantages in the institutional pharmacy market; and expectations concerning opportunities for future growth. These forward-looking statements, together with other statements that are not historical, involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of the Company, include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and contract research industries; competition in the pharmaceutical, long-term care and contract research industries; the impact of consolidation in the pharmaceutical and long-term care industries; trends in long-term care occupancy rates and demographics; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; expectations concerning the development and performance of the Company’s informatics business; the effectiveness of the Company’s formulary compliance program; trends in drug pricing, including the impact and pace of pharmaceutical price increases; delays and reductions in reimbursement by the government and other payors to customers and to the Company as a result of pressures on federal and state budgets or for other reasons; the overall financial condition of the Company’s customers; the ability of the Company to assess and react to the financial condition of its customers; the effectiveness of the Company’s pharmaceutical purchasing programs and its ability to obtain discounts and manage pharmaceutical costs; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies and the ability to realize anticipated sales, economies of scale, cost synergies and profitability; the continued availability of suitable acquisition candidates; pricing and other competitive factors in the industry; increases or decreases in reimbursement rates and the impact of other cost control measures; the impact on the Company’s sales, profits and margins resulting from market trends in the use of newer branded drugs versus generic drugs; the number and usage of generic drugs and price competition in the drug marketplace; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the impact and pace of technological advances; the ability to obtain or maintain rights to data, technology and other intellectual property; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the ability to benefit from streamlining and globalization efforts at the CRO; trends concerning CRO backlog; the effectiveness of the Company’s implementation and expansion of its clinical and other service programs; the effect of new legislation, government regulations, and/or executive orders, including those relating to reimbursement and drug pricing policies and changes in the interpretation and application of such policies; the impact of the Medicare drug benefit, its implementing regulations and CMS subregulatory policies; legislation and regulations affecting payment and reimbursement rates for skilled nursing facilities; trends in federal and state budgets and their impact on Medicaid reimbursement rates; government budgetary pressures and shifting priorities; the Company’s ability to adjust to federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors; the failure of the Company or the long-term care facilities it serves to obtain or maintain required regulatory approvals or licenses; loss or delay of contracts pertaining to the CRO business for regulatory or other reasons; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates pertaining to employee benefit plans; the impact of consolidation in the pharmaceutical and long-term care industries; events or circumstances which result in an impairment of assets, including but not limited to, goodwill; market conditions; the outcome of audit, compliance, administrative or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and other risks and uncertainties described in the Company’s reports and filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information on Omnicare, Inc., visit www.omnicare.com.

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three months ended March 31,

	2006		2005

Net sales	$1,658,598	(a)	$1,096,146	(a)
Cost of sales	1,242,083	(a)	826,824	(a)

Gross profit	416,515		269,322
Selling, general and administrative expenses	247,342	(b)(c)	157,759	(b)
Restructuring and other related charges	7,713	(b)	—

Operating income	161,460	(b)(c)(d)	111,563	(b)
Investment income	1,799		1,153
Interest expense	(42,412)		(19,919)

Income before income taxes	120,847		92,797
Income tax provision	43,626		34,802

Net income	$77,221	(b)(c)(d)	$57,995	(b)

Earnings per share (“EPS”):(e)
Basic	$0.65		$0.57

Diluted	$0.63	(b)(c)(d)	$0.54	(b)(f)

Weighted average number of common shares outstanding:

Basic	117,911		101,759

Diluted	123,595		109,940

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (g)
Excluding EITF No. 01-14 and Special Items
(000s)
Unaudited

	Pharmacy Services		CRO Services		Corporate and Consolidating		Consolidated Totals

Three months ended March 31, 2006:

Adjusted sales	$1,616,552		$35,892	(h)	$—		$1,652,444	(h)

Adjusted operating income (expense)	$196,054	(i)	$1,461	(i)	$(22,210	) (i)	$175,305	(i)
Depreciation and amortization	29,672		487		739		30,898

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”) (j)	$225,726	(i)	$1,948	(i)	$(21,471	) (i)	$206,203	(i)

Three months ended March 31, 2005:

Adjusted sales	$1,050,099		$38,774	(h)	$—		$1,088,873	(h)

Adjusted operating income (expense)	$124,903		$2,559		$(14,662	) (i)	$112,800	(i)
Depreciation and amortization	13,070		547		652		14,269

Adjusted EBITDA (j)	$137,973		$3,106		$(14,010	) (i)	$127,069	(i)

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

	March 31, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$315,500	$215,421
Restricted cash	12,151	2,674
Deposits with drug wholesalers	44,740	83,036
Accounts receivable, net	1,394,972	1,260,634
Unbilled receivables	20,828	17,195
Inventories	476,427	473,942
Deferred income tax benefits	106,447	107,967
Other current assets	176,322	200,026

Total current assets	2,547,387	2,360,895

Properties and equipment, net	222,770	231,734
Goodwill	4,071,714	4,029,482
Identifiable intangible assets, net	332,070	339,474
Other noncurrent assets	194,992	195,820

Total noncurrent assets	4,821,546	4,796,510

Total assets	$7,368,933	$7,157,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$391,835	$397,471
Accrued employee compensation	66,646	56,063
Deferred revenue	26,554	24,857
Current debt (k)	357,854	355,943
Other current liabilities and income taxes payable	201,646	166,170

Total current liabilities	1,044,535	1,000,504

Long-term debt	750,968	752,901
8.125% senior subordinated notes, due 2011	8,225	8,775
6.125% senior subordinated notes, net, due 2013	224,401	230,216
6.75% senior subordinated notes, due 2013	225,000	225,000
6.875% senior subordinated notes, due 2015	525,000	525,000
4.00% junior subordinated convertible debentures, due 2033 (k)	—	—
3.25% convertible senior debentures, due 2035	977,500	977,500
Deferred income tax liabilities	265,074	249,034
Other noncurrent liabilities	270,181	246,429

Total noncurrent liabilities	3,246,349	3,214,855

Total liabilities	4,290,884	4,215,359

Stockholders’ equity (l)	3,078,049	2,942,046

Total liabilities and stockholders’ equity	$7,368,933	$7,157,405

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

Three months ended March 31, 2006

Cash flows from operating activities:
Net income	$77,221
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	14,382
Amortization	16,516
Provision for doubtful accounts	17,094
Deferred tax provision	18,573
Changes in assets and liabilities, net of effects from acquisition of businesses	(61,009)

Net cash flows from operating activities	82,777

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(23,201)
Capital expenditures	(6,109)
Other	(9,789)

Net cash flows from investing activities	(39,099)

Cash flows from financing activities:
Borrowings on line of credit facilities and term A loan	133,000
Payments on line of credit facilities, term A loan and long-term borrowings and obligations	(133,550)
Fees paid for financing arrangements	(2,052)
Changes in cash overdraft balance	8,423
Proceeds from stock offering, net of issuance costs	49,239
Proceeds from stock awards and exercise of stock options and warrants, net of stock tendered in payment and taxes	3,991
Dividends paid	(2,725)
Other	29

Net cash flows from financing activities	56,355

Effect of exchange rate changes on cash	46

Net increase in cash and cash equivalents	100,079
Cash and cash equivalents at beginning of period	215,421

Cash and cash equivalents at end of period	$315,500

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions,
Non-GAAP Basis (g)
(000s, except per share amounts)
Unaudited

	Three months ended March 31,

	2006	2005

Adjusted operating income (earnings before interest and income taxes, “EBIT”):
EBIT	$161,460	$111,563
Special items (i)	13,845	1,237

Adjusted EBIT (i)	$175,305	$112,800

Adjusted income before income taxes:
Income before income taxes	$120,847	$92,797
Special items (i)	13,845	1,237

Adjusted income before income taxes (i)	$134,692	$94,034

Adjusted net income:
Net income	$77,221	$57,995
Special items, net of taxes (i)	8,847	773

Adjusted net income (i)	$86,068	$58,768

Adjusted earnings per share (“EPS”):(e)
Basic EPS	$0.65	$0.57
Special items, net of taxes (i)	0.08	0.01
Adjusted basic EPS (i)	$0.73	$0.58

Diluted EPS	$0.63	$0.54	(f)
Special items, net of taxes (i)	0.07	0.01
Adjusted diluted EPS (i)	$0.70	$0.55	(f)

Diluted EPS, excluding “if-converted” impact of 4.00% junior subordinated convertible debentures, due 2033 (“4.00% debentures”)	$0.63	$0.56	(f)

Adjusted diluted EPS, excluding 4.00% debentures (i)	$0.70	$0.57	(f)

Weighted average number of shares outstanding:
Diluted	123,595	109,940	(f)
Subtract: “If-converted” impact of 4.00% debentures	(275)	(6,271	)(f)

Adjusted diluted, excluding 4.00% debentures	123,320	103,669

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”): (j)
EBIT	$161,460	$111,563
Depreciation and amortization	30,898	14,269

EBITDA (j)	192,358	125,832
Special items (i)	13,845	1,237

Adjusted EBITDA (i)(j)	$206,203	$127,069

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (g)
(000s)
Unaudited

	Three months ended March 31,

	2006	2005

Net cash flows from operating activities:
EBITDA (j)	$192,358	$125,832
Subtract:
Interest expense, net of investment income	(40,613)	(18,766)
Income tax provision	(43,626)	(34,802)
Changes in assets and liabilities, net of effects from acquisition of businesses	(61,009)	(33,687)
Add:
Provision for doubtful accounts	17,094	12,409
Deferred tax provision	18,573	14,068

Net cash flows from operating activities	$82,777	$65,054

Free cash flow: (m)
Net cash flows from operating activities	$82,777	$65,054
Capital expenditures	(6,109)	(3,133)
Dividends	(2,725)	(2,358)

Free cash flow (m)	$73,943	$59,563

Segment Reconciliations - Pharmacy Services:
Adjusted EBIT - Pharmacy Services:
EBIT	$184,606	$124,903
Special items (i)	11,448	—

Adjusted EBIT - Pharmacy Services (i)	$196,054	$124,903

Adjusted EBITDA - Pharmacy Services: (j)
EBITDA (j)	$214,278	$137,973
Special items (i)	11,448	—

Adjusted EBITDA - Pharmacy Services (i)(j)	$225,726	$137,973

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (g)
(000s)
Unaudited

	Three months ended
	March 31,

	2006	2005

Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(24,309)	$(15,899)
Special items (i)	2,099	1,237

Adjusted EBIT - Corporate and Consolidating (i)	$(22,210)	$(14,662)

Adjusted EBITDA - Corporate and Consolidating: (j)
EBITDA (j)	$(23,570)	$(15,247)
Special items (i)	2,099	1,237

Adjusted EBITDA - Corporate and Consolidating (i)(j)	$(21,471)	$(14,010)

Segment Reconciliations - CRO Services:
Adjusted Sales - CRO Services:
Net sales (a)	$42,046	$46,047
Reimbursable out-of-pockets (a)	(6,154)	(7,273)

Adjusted sales (h)	$35,892	$38,774

Adjusted EBIT - CRO Services:
EBIT	$1,163	$2,559
Special items (i)	298	—

Adjusted EBIT - CRO Services (i)	$1,461	$2,559

Adjusted EBITDA - CRO Services: (j)
EBITDA (j)	$1,650	$3,106
Special items (i)	298	—

Adjusted EBITDA - CRO Services (i)(j)	$1,948	$3,106

DEFINITIONS:
GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles (“GAAP”).
Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

(a)

In accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (“EITF No. 01-14”), Omnicare, Inc. (“Omnicare” or the “Company”) has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as net sales and cost of sales. The respective amounts are disclosed at the “Segment Reconciliations—CRO Services” section of the Financial Information. EITF No. 01-14 relates solely to the Company’s contract research services business.

(b)	The three months ended March 31, 2006 and 2005 include the following special charges:

(i)

For the three months ended March 31, 2006, operating income includes restructuring and other related charges of $7,713 before taxes ($4,929 after taxes, or $0.04 per diluted share), in connection with the Company’s previously disclosed consolidation and productivity initiatives related, in part, to the integration of the NeighborCare, Inc. (“NeighborCare”) acquisition and other related activities. Operating income also includes a $6,132 pretax ($3,918 after tax, or $0.03 per diluted share) special charge associated with retention payments for certain NeighborCare employees as required under the acquisition agreement.

(ii)

For the three months ended March 31, 2005, operating income includes a special charge of $1,237 before taxes ($773 after taxes, or $0.01 per diluted share), relating to professional fees and expenses incurred in connection with the Series B 4.00% Trust Preferred Income Equity Redeemable Securities (“New Trust PIERS”) exchange offering in the first quarter of 2005. On March 8, 2005, Omnicare exchanged 96.7% of its outstanding 4.00% Trust Preferred Income Equity Redeemable Securities (“Old Trust PIERS”) for an equal amount of the New Trust PIERS.

(c)

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). Operating income for the three months ended March 31, 2006 includes additional equity-based compensation expense for stock options and stock awards of approximately $2.9 million before taxes ($1.8 million after taxes, or $0.015 per diluted share) related to the adoption of SFAS 123R.

(d)

Operating income for the three months ended March 31, 2006 includes estimated expenses of approximately $9.8 million before taxes ($6.2 million after taxes, or $0.05 per diluted share) comprising temporary labor, administrative and operating costs incurred in connection with the implementation of the new Medicare Drug Benefit, which went into effect on January 1, 2006.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

(e)

EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) is reported independently for each amount presented. Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.

(f)

In December 2004, the EITF of the Financial Accounting Standards Board ratified EITF No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share” (“EITF No. 04-8”), which requires the shares underlying contingently convertible debt instruments to be included in diluted earnings per share computations using the “if-converted” accounting method, regardless of whether the market price threshold has been met. Under that method, the convertible debentures are assumed to be converted to common shares (weighted for the number of days assumed to be outstanding during the period), and interest expense, net of taxes, related to the convertible debentures is added back to net income. Diluted earnings per common share amounts were retroactively restated for all prior periods to give effect to the application of EITF No. 04-8 relating to the Company’s 4.00% junior subordinated convertible debentures (“Old 4.00% Debentures”) issued in the second quarter of 2003. The effect of Omnicare’s fourth quarter 2004 adoption of EITF No. 04-8 was to decrease diluted earnings per share $0.02 for the three months ended March 31, 2005. For purposes of the “if-converted” calculation, 6,271 shares were assumed to be converted for the three months ended March 31, 2005. Additionally, interest expense net of taxes, of $1,682 for the three months ended March 31, 2005, was added back to net income for purposes of calculating diluted earnings per share using this method. There was no impact relating to this change on reported diluted earnings per share for the three months ended March 31, 2006.

(g)

Omnicare believes that investors’ understanding of Omnicare’s performance is enhanced by the Company’s disclosure of certain non-GAAP financial measures as presented in this financial information. Omnicare management believes that the adjusted non-GAAP financial results information is useful to investors by providing added insight into the Company’s performance through focusing on the results generated by the Company’s ongoing core operations, which is also the primary purpose that Omnicare management uses the adjusted non-GAAP financial results. Omnicare’s method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(h)	The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to EITF No. 01-14, as previously discussed in footnote (a) above.

(i)

The noted presentation for the three months ended March 31, 2006 and 2005 excludes the special charges discussed in footnote (b) above. Management believes these items are not related to the ongoing operations of Omnicare, as previously discussed at footnote (g).

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

(j)

EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare believes that certain investors find EBITDA to be a useful tool for measuring a company’s ability to service its debt, which is also the primary purpose for which management uses this financial measure. However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Omnicare’s calculation of EBITDA may differ from the calculation of EBITDA by others.

(k)

On March 8, 2005, Omnicare completed its offer to exchange up to $345,000 aggregate liquidation amount of the Old Trust PIERS of Omnicare’s subsidiary, Omnicare Capital Trust I, for an equal amount of the New Trust PIERS of Omnicare’s subsidiary, Omnicare Capital Trust II, plus an exchange fee of $0.125 per $50 stated liquidation amount of the Old Trust PIERS. After the expiration of the exchange offer, approximately $334 million of the Old 4.00% Debentures was replaced with Series B 4.00% junior subordinated convertible debentures (“New 4.00% Debentures”), with approximately $11 million of the Old 4.00% Debentures still outstanding. Omnicare commenced the exchange offer to remove the effect to diluted earnings per share the Old 4.00% Debentures had after the issuance of EITF No. 04-8, as further discussed in footnote (f) above. At March 31, 2006, the contingent conversion threshold of the Old Trust PIERS and the New Trust PIERS had been attained. Accordingly, the Old 4.00% Debentures and the New 4.00% Debentures were convertible as of March 31, 2006, to cash and Omnicare common stock, and have been classified as current versus long-term debt on the consolidated balance sheets.

(l)

During the fourth quarter of 2005, the Company completed its offering of 12,825,000 shares of common stock (not including the underwriters’ option to purchase additional shares), $1 par value, at $59.72 per share. In the first quarter of 2006, the underwriters exercised their option, in part, to purchase an additional 850,000 shares of common stock at $59.72 per share, for gross cash proceeds of approximately $51 million (before underwriting discounts, commissions and expenses).

(m)

Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements. Omnicare’s calculation of free cash flow may differ from the calculation of free cash flow by others.